FIRST FOCUS FUNDS, INC.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
PRINCIPAL FINANCIAL OFFICERS

I. Covered Officers/Purpose of the Code

First Focus Funds, Inc.’s (the “Company” or the “Funds”) code of ethics (the “Code”) applies to the Company’s Principal Executive Officer (“President”) and Principal Financial Officer (“Treasurer”) (the “Covered Officers” each of whom is identified in Exhibit A) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to apparent as well as actual conflicts of interest.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview.  A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Company.  For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position in the Company.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (“Investment Company Act”).  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as “affiliated persons” of the Company.  The Principal Executive Officer is an employee of an affiliate of the Adviser.  The Principal Financial Officer is an employee of the Company’s Co-administrator.  The Company’s and these Service Provider’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company and the Service Provider of which the Principal Financial Officer is also an employee.  As a result, this Code recognizes that the Principal Financial Officer will, in the normal course of his or her duties (whether formally for the Company or for the Service Provider, or for both), be involved in establishing policies and implementing decisions which will have different effects on the Service Provider and the Company.  The participation of the Principal Financial Officer in such activities is inherent in the contractual relationship between the Company and the Service Provider and is consistent with the performance by the Principal Financial Officer of his or her duties as an officer of the Company.  Thus, if performed in conformity with the provisions of the Investment Company Act, will be deemed to have been handled ethically.  In addition, it is recognized by the Board of Directors (the “Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other Codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act.  The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

Each Covered Officer must:

•
not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

•	not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Company;

•
not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

III. Disclosure & Compliance

•	Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Company;

•	each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the

Company, including to the Company’s Directors and auditors, and to governmental regulators and self-regulatory organizations;

•
each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Company and the Company’s adviser or subadviser and co-administrators with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submit to, the SEC and in other public communications made by the Company; and

•	it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. Reporting and Accountability

Each Covered Officer must:

•	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he/she has received, read, and understands the Code;

•	annually thereafter affirm to the Board that he/she has complied with the requirements of the Code;

•	not retaliate against any employee or Covered Officer or their affiliated persons for reports of potential violations that are made in good faith;

•
notify the Chief Legal Officer (or equivalent) or the Qualified Legal Compliance Committee (“QLCC”) promptly if he/she knows of any violation of this Code.  Failure to do so is itself a violation of this Code; and

•	report at least annually any change in his affiliations from the prior year.

The CLO (or equivalent) is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.

The Company will follow these procedures in investigating and enforcing this Code:

•	the CLO or equivalent will take all appropriate action to investigate any potential violations reported to it;

•	if, after such investigation, the CLO believes that no violation has occurred, the CLO is not required to take any further action;

•
if the CLO concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Service Provider or its board; or a recommendation to dismiss the Covered Officer; and

•	any changes to this Code will, to the extent required, be disclosed as provided by SEC rules.

V.  Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder.  Insofar as other policies or procedures of the Funds, the Funds’ advisers, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superceded by this Code to the extent that they overlap or conflict with the provisions of this Code.  The Funds’ and their investment adviser’s, principal underwriter’s and service providers’ codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser’s more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.  Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Company’s board, including a majority of independent directors.

VII.  Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and its counsel, the investment advisers and the respective Service Providers.

VIII.  Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

Date:  May 19, 2010

Exhibit A

Persons Covered by this Code of Ethics

Principal Executive Officer and President – Michael A. Summers

Principal Financial Officer and Treasurer – Daniel W. Koors

Exhibit B

Principal Executive Officer
and
Principal Financial Officer
Initial and Annual Certifications

FIRST FOCUS FUNDS, INC.

Principal Executive Officer

Initial Certification of
Compliance with the
Code of Ethics for Principal Executive and
Principal Financial Officers

I hereby certify that I have received the Code of Ethics for Principal Executive and Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.

(Signature)

Name:	Michael A. Summers

Title:	President & Principal Executive Officer

Date:

FIRST FOCUS FUNDS, INC.

Principal Financial Officer

Initial Certification of
Compliance with the
Code of Ethics for Principal Executive and
Principal Financial Officers

I hereby certify that I have received the Code of Ethics for Principal Executive and Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.

(Signature)

Name:	Daniel W. Koors

Title:	Treasurer & Principal Financial Officer

Date:

FIRST FOCUS FUNDS, INC.

Principal Executive Officer

Annual Certification of
Compliance with the
Code of Ethics for the Principal Executive Officer

I hereby certify that I have received the Code of Ethics for Principal Executive and Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

(Signature)

Name:	Michael A. Summers

Title:	President & Principal Executive Officer

Date:

FIRST FOCUS FUNDS, INC.

Principal Financial Officer

Annual Certification of
Compliance with the
Code of Ethics for the Principal Financial Officer

I hereby certify that I have received the Code of Ethics for Principal Executive and Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

(Signature)

Name:	Daniel W. Koors

Title:	Treasurer & Principal Financial Officer

Date: